Exhibit 10.1

NOTE REPURCHASE AGREEMENT

This NOTE REPURCHASE AGREEMENT (“Note Repurchase Agreement”) is entered into as of February 9, 2008, by and among BROOKE CREDIT CORPORATION, a Delaware corporation (the “Company”), and FALCON MEZZANINE PARTNERS II, LP, FMP II CO-INVESTMENT, LLC and JZ EQUITY PARTNERS PLC (collectively, the “Purchasers”) and FMP Agency Services, LLC, as collateral agent (the “Collateral Agent”).

RECITALS

WHEREAS, the Company and the Purchasers are parties to a certain Note and Warrant Purchase Agreement dated as of October 31, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) whereby Purchasers purchased Senior Secured Notes due April 30, 2013 in the aggregate principal amount of $45,000,000 (the “Notes”) and certain Warrants to purchase Common Stock of the Company (the “Warrants”) pursuant to the terms of the Agreement;

WHEREAS, the Purchasers and the Company have decided to work towards a mutually acceptable wind-up of their relationship and have agreed to use their commercially reasonable best efforts, to accomplish a series of tasks that would lead to the winding up of the relationship by no later than February 29, 2008, namely: (i) on or before February 29, 2008, the Company shall use its commercially reasonable best efforts to raise sufficient funds to repurchase the Notes from the Purchasers at a price of 103.733% of par, or $46,679,850, plus interest accrued to the date of closing (the “Note Repurchase Amount”); (ii) if the Company is able to raise such funds and tender the other items specified herein, the Purchasers will sell the Notes to the Company for the Note Repurchase Amount, (iii) the Company shall use its commercially reasonable best efforts to cause the shares of Common Stock underlying the Warrants to be registered for resale, on a delayed or continuous basis, on a registration statement on Form S-3 pursuant to the Securities Act of 1933, as amended (the “Shelf Registration Statement”), and (iv) if the Company tenders the items specified herein, the Purchasers will tender the Warrants to the Company in exchange for a number of shares of Common Stock equal to 1,014,673 shares of Common Stock less that number of shares as is necessary to pay the aggregate Exercise Amount as permitted pursuant to Section 2(a) of the Warrants, subject to any adjustments or other events required by the Warrants, (the “Exchange Stock”).

WHEREAS, if each of the tasks set forth above in (i) through (iv) are timely accomplished, the parties will release any and all claims that the have or may claim to have against each other, as provided for and qualified by the provisions of Exhibit A to this Note Repurchase Agreement;

WHEREAS, in consideration of the matters described in this Note Repurchase Agreement, between the date hereof and February 29, 2008, the Company intends to gather funds necessary to repurchase the Notes from the Purchasers as described above; and to deposit and segregate such funds in account no. 147281 at First National Bank and Trust (the “Dedicated Account”), which account shall be blocked for the benefit of the Purchasers until the earlier of a Termination Event or March 3, 2008;

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WHEREAS, the parties intend to do such other things as may be necessary or appropriate to achieve the purposes set forth above;

AGREEMENT

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in this Note Repurchase Agreement, the parties agree as follows:

1. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Agreement or the Warrants, as applicable.

“Agreement” has the meaning set forth the Recitals.

“Blocked Account Agreement” has the meaning set forth in Section 3.

“Capital Raising Plan” has the meaning set forth in Section 3.

“Company” has the meaning set forth in the Preamble.

“Company Deliveries” has the meaning set forth in Section 4(a).

“Dedicated Account” has the meaning set forth in the Recitals.

“Exchange Stock” has the meaning set forth in the Recitals.

“Note Repurchase Amount” has the meaning set forth in the Recitals.

“Notes” has the meaning set forth in the Recitals.

“Purchaser Deliveries” has the meaning set forth in Section 4(b).

“Purchasers” has the meaning set forth in the Preamble.

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement to be dated as of the Company Tender by and among the Company and the Purchasers substantially in the form of Exhibit C hereto.

“Shelf Registration Statement” has the meaning set forth in the Preamble.

“Note Repurchase Agreement” has the meaning set forth in the Preamble.

“Note Repurchase Documents” has the meaning set forth in Section 5.

“Termination Event” means the occurrence of any of the following events: (a) a Default or an Event of Default (other than of the type described in Section 2(a) of this Note Repurchase Agreement) shall occur under the Agreement or any of the

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other Purchaser Documents, (b) at such time as the Company or any of its Subsidiaries or Affiliates threatens or asserts any claim or commences any action, suit or proceeding against the Collateral Agent or any Purchaser, or (c) the occurrence of (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (i) and (ii) above, undertaken under United States federal or state or non United States laws, regulations or rules, including the Bankruptcy Code.

“Warrants” has the meaning set forth in the Recitals.

2. [Reserved]

3. Dedicated Account. The Company agrees to use its commercially reasonable best efforts to raise sufficient cash to pay the Note Repurchase Amount on or prior to February 29, 2008 by taking the actions described in the Capital Raising Plan contained in memoranda entitled “Loan Participation Offering Memorandum” dated January 3, 2008, and “Confidential Financing Memorandum” dated January 9, 2008, separately provided to the Purchasers (the “Capital Raising Plan”). The Company agrees that it shall deposit funds sufficient to pay the Note Repurchase Amount received in respect of the Capital Raising Plan, when and as received, in the Dedicated Account. Until the earlier of (a) 5:01 PM CST on February 29, 2008, or (b) the Business Day following the date of the Company Tender, the Dedicated Account shall be blocked as set forth the Blocked Account Control Agreement of even date herewith with respect to the Dedicated Account (the “Blocked Account Agreement”) and the blocking letter of even date herewith (the Blocking Letter”).

4. Note Repurchase and Warrant Exercise.

(a) Company Tender. If the Company is successful in gathering sufficient cash to tender the Note Purchase Amount, the Company shall tender to the Purchasers the following (the “Company Deliveries”):

(i) the full amount of the Note Repurchase Amount;

(ii) share certificates representing the Exchange Stock in the names of the Purchasers or their designees, containing only those restrictive legends required by federal or state securities laws;

(iii) evidence that the Company has prepared and filed with the U.S. Securities and Exchange Commission the Shelf Registration Statement with respect to the resale by the Purchasers, on a delayed or continuous basis, of the Warrants and the Exchange Stock in compliance with the requirements set forth in the Registration Rights Agreement;

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(iv) an executed copy of the mutual release of claims in the form set forth in Exhibit A hereto signed by the Parent and the Borrower;

(v) an executed copy of the Registration Rights Agreement in the form set forth in Exhibit C hereto; and

(vi) an amount sufficient to reimburse the Purchasers for any out-of-pocket expenses reimbursable pursuant to the terms of Section 14 of this Note Repurchase Agreement, or evidence satisfactory to the Purchasers that such amounts have been paid.

(b) Purchaser Tender. If the Purchasers receive the Company Deliveries prior to 5:00 pm (CST) on February 29, 2008, the Purchasers shall tender to the Company the following (the “Purchaser Deliveries”):

(i) the Notes;

(ii) the Warrants;

(iii) an executed copy of the mutual release of claims in the form set forth in Exhibit A hereto signed by each of the Purchasers and the Collateral Agent; and

(iv) an executed copy of the Registration Rights Agreement in the form set forth in Exhibit C hereto.

5. Representations and Warranties. To induce the Purchasers to enter into this Note Repurchase Agreement, Company represents and warrants to the Purchasers that:

(a) the execution, delivery and performance of this Note Repurchase Agreement, and of the agreements, documents and instruments executed and/or delivered in connection therewith (together with this Note Repurchase Agreement, the “Note Repurchase Documents”), have been duly authorized by all requisite corporate action on the part of the Company and the other parties thereto and that this Note Repurchase Agreement and each of the other Note Repurchase Documents (i) has been duly executed and delivered by the Company and the other parties thereto and (ii) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

(b) the execution, delivery and performance of this Note Repurchase Agreement and each of the other Note Repurchase Documents does not and will not contravene, conflict with, violate or constitute a default under such party’s by-laws or articles or certificate of incorporation, or any applicable law, rule or regulation, or any judgment, decree or order, of which such party has knowledge or any material agreement, indenture or instrument to which such party is a party or is bound or which is binding upon or applicable to all or any portion of its property;

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(c) the Collateral Agent and the Purchasers may enforce the payment of the liabilities and the performance of the obligations of the Borrower as set forth in the Purchaser Documents and as provided by applicable law; and

(d) by its signature below, the Company agrees that it shall constitute and Event of Default if any representation or warranty made herein should be false or misleading in any material respect.

6. Additional Covenants. In addition to the covenants contained in Section 6 and Section 7 of the Agreement, the Company agrees to abide by each of the following additional covenants, provided, that if no transaction is completed as contemplated under the covenants in (b) and (c) shall continue thereafter:

(a) the Company shall provide the Purchasers with daily online access to a report on the balance of the Dedicated Account;

(b) the Company shall provide the Purchasers with information requested on Exhibit B hereto with the frequency indicated thereon; and

(c) the Company shall use its commercially reasonable best efforts to prepare and promptly file the Shelf Registration Statement and to cause the Shelf Registration Statement to be declared effective promptly.

7. No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Agreement or any of the other Purchaser Documents and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. The Collateral Agent and each Purchaser reserve all rights, privileges and remedies under the Purchaser Documents. Except as amended hereby, the Agreement and the other Purchaser Documents remain unmodified and in full force and effect. All references in the Purchaser Documents to the Agreement shall be deemed to be references to the Agreement as amended hereby.

8. Negotiations. The Borrower stipulates and agrees that each of the Purchaser Documents and the Note Repurchase Documents are products of and result from arms-length negotiations between the parties and that neither the Collateral Agent nor the Purchasers nor any other party has exerted or attempted to exert improper or unlawful pressure or influence in connection with the execution or delivery of the Note Repurchase Documents or any of the other Purchaser Documents. Without in any way limiting the foregoing, each of the parties hereto stipulates and agrees that at all times during the course of the negotiations surrounding the execution and delivery of the Purchaser Documents and the Note Repurchase Documents, such party has, to the extent deemed necessary or advisable in its sole discretion, been advised and assisted by competent counsel of its own choosing, and that counsel has been present and actively participated in the negotiations surrounding the Purchaser Documents and the Note Repurchase Documents.

9. Severability; Counterparts. Any provision of this Note Repurchase Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall

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not impair or invalidate the remainder of this Note Repurchase Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. This Note Repurchase Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

10. Ratification. The terms and provisions set forth in this Note Repurchase Agreement shall modify and supersede all inconsistent terms and provisions of either the Agreement or the Warrants and shall not be deemed to be consent to the modification or waiver of any other term or condition of the Agreement or Warrants. Except as expressly modified and superseded by this Note Repurchase Agreement, the terms and provisions of the Agreement and Warrants are ratified and confirmed and shall continue in full force and effect.

11. Integration. This Note Repurchase Agreement contains the entire understanding and agreement among the Company and the Purchasers with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

12. Incorporation of Recitals. The parties acknowledge and agree that the Recitals are a material part of this Note Repurchase Agreement, and shall be considered an operative section of this Agreement, as if more fully set forth herein.

13. Status as Purchaser Document. The parties intend for this Note Repurchase Agreement to be a Purchaser Document. As a result, and notwithstanding anything in the Agreement to the contrary, any breach of the terms of this Note Repurchase Agreement by the Borrower shall be an immediate Event of Default under the Agreement.

14. Expenses. Notwithstanding anything to the contrary in the Agreement, upon presentation of documentation by the Purchasers and the Collateral Agent (including itemized bills from legal counsel stating services rendered, time expended and hourly rates of participating attorneys), the Borrower agrees to pay (or reimburse, as the case may be) all reasonable out-of-pocket expenses incurred by the Collateral Agent and the Purchasers in connection with the matters contemplated by this Note Repurchase Agreement.

15. Governing Law. This Note Repurchase Agreement shall be governed by, and construed in accordance with, the law of the State of New York without reference to choice of law principles, including all matters of construction, validity and performance.

(Signature Page Follows)

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The Purchasers, the Collateral Agent and Company have executed this instrument the day and year set forth above.

FALCON MEZZANINE PARTNERS II, LP

By:	Falcon Mezzanine Investments II, LLC, its General Partner

By:
Name:	William J. Kennedy Jr.
Title:	Managing Director

FMP II CO-INVESTMENT, LLC

By:
Name:	William J. Kennedy Jr.
Title:	Managing Director

FMP AGENCY SERVICES, LLC

By:
Name:	William J. Kennedy Jr.
Title:	Managing Director

JZ EQUITY PARTNERS PLC

By:
Name:	David W. Zalaznick
Title:	Investment Advisor/Authorized Signatory

BROOKE CREDIT CORPORATION

By:
Name:	Michael S. Lowry
Title:	President and Chief Executive Officer

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EXHIBIT A

Form of Mutual Release

(a) Upon consummation of the transactions contemplated herein, the Company, on behalf of itself and its Subsidiaries, and the Parent hereby remise, release, acquit, satisfy and forever discharge the Collateral Agent and the Purchasers, each of their respective agents, employees, partners, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Collateral Agent or the Purchasers (collectively, the “Purchaser Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Purchaser Releasees for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, the Company, on behalf of itself and its Subsidiaries, and the Parent hereby waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights that any of them does, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Purchaser Releasees. Notwithstanding the foregoing, nothing in this Release shall restrict the Company from enforcing the terms of the Note Repurchase Agreement, that certain Registration Rights Agreement dated as of July 18, 2007 by and among the Company, Brooke Corporation, the Purchasers and the other parties signatory thereto (the “Registration Rights Agreement (Oakmont)”), and that certain Registration Rights Agreement dated the date hereof by and among the Company and the Purchasers (the “Registration Rights Agreement (Mezzanine Investors)”).

(b) Upon consummation of the transactions contemplated herein, the Collateral Agent and the Purchasers hereby remise, release, acquit, satisfy and forever discharge the Company and its Subsidiaries, the Parent, each of their respective agents, employees, partners, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Collateral Agent or the Purchasers (collectively, the “ Company Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Company Releasees for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, the Collateral Agent and the Purchasers hereby waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights that it does, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Company or any other Company Releasees. Notwithstanding the foregoing, nothing in this Release shall restrict the Collateral Agent and the Purchasers from enforcing the terms of the Note Repurchase Agreement, the Registration Rights Agreement (Oakmont) or the Registration Rights Agreement (Mezzanine Investors).

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EXHIBIT B

Information Request

As I mentioned on our call earlier today, the Purchasers have requested the following additional information. This information should be delivered as soon as possible (but not later than three Business Days from today) and then with the frequency noted below:

•	bi-monthly credit review reports (see attached example from october)

•	bi-monthly details on company-owned stores (see exhibit 1 attached)

•	bi-monthly updates to exhibit 5 (refinancing)

•	weekly schedule of all related-party transactions (transfers, buyer-assistance plan fees, loans, etc.)

•	weekly update of Schedule 3.1(K) of the security agreement (deposit accounts) together with transaction reports for each bank account

•	weekly loan sale reports (for the initial report, please indicate the dollar volume of loans available for sale that have been sold since 11/14/07)

•	weekly update of any loan originations greater than $1.0mm

•	monthly geographic concentration detail for any state greater than 10% of total portfolio

In addition, the Purchasers are requesting a teleconference with Brooke’s accountants before the end of next week.

These requests are being made pursuant to Sections 6.1, 6.3 and 6.4 of the Note Purchase Agreement. Failure to comply with these requests within the requested time periods will constitute a default under the Note Purchase Agreement.

Please do not hesitate to contact me with any questions.

regards,

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EXHIBIT C

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of                          , 2008, among Brooke Credit Corporation, a Delaware corporation (as successor by merger to Brooke Credit Corporation, a Kansas corporation, the “Company”), and the various parties identified as “Holders” on the signature pages hereto.

WHEREAS, the Company issued Warrants dated as of October 31, 2006, which Warrants were amended by the terms of that certain Limited Consent, Waiver and First Amendment dated as of July 16, 2007 (the “Warrants”);

WHEREAS, the Warrants contain certain demand and piggyback registration rights;

WHEREAS, the Holders have agreed to exercise the Warrants upon the terms and subject to the conditions set forth in that certain Standstill Agreement dated as of January __, 2008;

WHEREAS, the Holders have agreed to surrender the Warrants upon the exercise thereof;

WHEREAS, the parties have agreed to enter into this Agreement to amend and restate and supersede and replace the registration rights that are currently provided for in the Warrants;

WHEREAS, the parties have agreed that the Warrants and the Shares into which the Warrants are exercisable will have the benefits of the registration rights provided for in this Agreement;

NOW, THEREFORE, the parties agree as follows:

I Definitions.

In addition to the terms defined elsewhere in this Agreement the following terms have the meaning indicated:

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Commission” means the United States Securities and Exchange Commission.

“Convertible Securities” means any securities convertible into or exchangeable for Shares.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

“Options” means any rights to subscribe for or to purchase Shares, or any warrants or options for the purchase of Shares.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Registrable Securities” means any Shares held by a Holder until (a) a registration statement under the Securities Act covering such Shares shall have been declared effective and such Shares shall have been disposed of pursuant to such effective registration statement, or (b) such Shares shall have been sold under circumstances in which all of the conditions of Rule 144 (or any similar provisions then in force) under the Securities Act were met or all such Shares may be sold pursuant to Rule 144(k) in any three month period.

“Securities Act” means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

“Shares” means the Company’s currently authorized common stock, $.01 par value, and stock of any other class or other consideration into which such currently authorized capital stock may hereafter have been changed.

II Registration of Shares.

The Shares have not been registered with the Commission under the Securities Act or qualified for sale pursuant to any state blue sky law, and neither may be sold or transferred without such registration or qualification, except pursuant to an exemption therefrom. No rights shall be hereby granted which are in violation of applicable securities laws or regulations.

A Demand Registration.

1 At any time upon delivery to the Company by the holder or holders of at least 50% of all Shares held by the Holders party hereto (such holder or holders, the “Initiating Holders”) of a written request (a “Registration Request”) that the Company effect a registration under the Securities Act of Registrable Securities, which Registration Request shall specify the number of Registrable Securities proposed to be sold, and the intended method of disposition thereof, the Company will:

(x) promptly (but in any case within 10 days) give written notice of such Registration Request to all other Holders who are party hereto and to all other Holders of Registrable Securities, which Holders shall be entitled to join such Registration Request by delivering to the Company within 30 days a notice specifying the number of Registrable Securities proposed to be sold and the intended method of disposition thereof, in which case the term “Initiating Holders” shall include such other Holders and the Registration Request shall be deemed to cover such Holders and such number of Registrable Securities proposed to be sold by such Holders; and

(y) use its best efforts to effect, as expeditiously as practicable, the registration of all Registrable Securities covered by such Registration Request;

provided that (A) subject to Section 2(a)(ii) the Company shall not be obligated to effect a registration of Registrable Securities on more than one occasion for Registration Requests from each of the Holders (provided that in the event that notwithstanding its best efforts, the Company is unable to register 100% of the Registrable Securities in connection with such Registration Request by a Holder, such Holder shall be entitled to one additional Registration Request), (B) the Company shall not be obligated to effect a registration of Registrable Securities pursuant hereto on more than one occasion in any six month period, and (C) notwithstanding any provision to the contrary herein, the Company may delay the filing of a registration statement for such Registrable Securities for a period of up to 90 days, measured from the date that the Company receives the applicable Registration Request, by furnishing to each Initiating Holder within 10 Business Days of such receipt a certified resolution of the Board of Directors of the Company stating that in the good faith judgment of the Board it would be detrimental or otherwise disadvantageous to the Company and its shareholders for such a registration statement to be filed at such time. If the Company furnishes such certified resolution, the Initiating Holders may, in their discretion, elect to relieve the Company of its obligation to proceed to effect the requested registration of the Registrable Securities upon the expiration of the 90-day period by withdrawing their Registration Request. A Registration Request withdrawn pursuant to the previous sentence shall not be counted as a Registration Request for purposes hereof.

(ii) If the Initiating Holders or the Company so elect, the offering of the Registrable Securities to be registered following a Registration Request shall be in the form of an underwritten offering, in which case (x) the Initiating Holders and the Company shall mutually agree upon and select the managing underwriters and any additional investment bankers and managers to be used in connection with the offering; provided that if the Initiating Holders and the Company cannot mutually agree, the Company will be entitled to select the managing underwriters and additional investment bankers, but the managing underwriters and additional investment bankers so selected must by reasonably satisfactory to the Initiating Holders, (y) the right of any Initiating Holder to cause the Company to register its Registrable Securities pursuant to this Section 2(a) shall be conditioned upon the inclusion of such Initiating Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by such Initiating Holder and a majority in interest of all Initiating Holders) to the extent provided herein and (z) all Holders proposing to include their Registrable Securities in the registration and underwritten offering shall enter into an underwriting agreement in customary form with the representative(s) of the underwriters for such underwritten offering; provided further that the Company may decline to have the offering of such Registrable Securities be in the form of an underwritten offering, in which case such Registration Request shall not be counted as a Registration Request for the purposes of the limitation on the number of Registration Requests contained in the proviso to Section 2(a)(i); provided, further, the Company may not decline to have the offering of any Registrable Securities pursuant to a Registration Request on more than one (1) occasion in any twelve-month period, and the Holders may not make a second request for an underwritten offering during this twelve-month period.

(iii) Any registration statement filed pursuant to a Registration Request may include other securities of the Company being sold for the account of the Company or for the account of any other holders. If the representative(s) of the underwriters for an offering which includes any such other securities advises the Company that marketing factors require a limitation on the amount of securities to be underwritten, the amount of securities that shall be entitled to be included in the registration and underwriting shall be allocated first to the Registrable Securities (and if the limitation is such that the Registrable Securities held by all participating holders cannot be so included, then the allocation shall be among the participating holders in proportion to the Registrable Securities held by them), and second to securities being sold for the account of the Company and any other holders.

(b) Form S-3. The Company shall use its reasonable best efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), the Initiating Holders shall have the right at any time and from time to time to request registration on Form S-3 (or any successor form) for the Shares held by such requesting Holder having an aggregate value of at least $500,000 (based on the then current market price), including registrations for the sale of such Shares on a delayed or continuous basis pursuant to Rule 415 under the Securities Act; provided, that the Company shall not be obligated to register such Shares on more than two (2) occasions in any twelve-month period. Such requests shall be in writing and shall state the number of Shares to be disposed of and the intended method of disposition of such Shares by such Holders.

(c) Piggyback Registration.

(i) If the Company at any time or from time to time proposes to file a registration statement under the Securities Act with respect to an offering of Shares for cash (x) for the Company’s own account (other than registration statement on Form S-4 or S-8 (or any successor or similar form that may be adopted by the Commission)) or (y) for the account of any holders of Shares, Options, or Convertible Securities other than Shares of the Holders, then the Company at each such time shall give prompt written notice of such proposed filing to each Holder and to each holder of Registrable Securities (but in no event less then 10 Business Days before the anticipated filing date), and such notice shall offer each Holder and each holder of Registrable Securities the opportunity to register such number of Registrable Securities as the such holder may request, by notice to the Company within 5 Business Days, on the same terms and conditions as the other Shares to be included in such offering.

(ii) If the registration of which the Company gives notice pursuant to this Section 2(c) is for an underwritten public offering, (x) the notice provided by the Company shall so state, (y) the right of any holder of Registrable Securities to cause the Company to register such holders’ Registrable Securities pursuant to this Section 2(c) shall be conditioned upon the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein and (z) all holders of Registrable Securities proposing to include their Registrable Securities in the registration shall enter into an underwriting agreement in customary form for such an underwritten offering with the representative(s) of the underwriters selected by the Company. The Company shall have no obligation to consult with or obtain the consent of any Holder or any holder of Registrable Securities in selecting any underwriters or investment bankers for an offering registered pursuant to this Section 2(c).

(iii) Notwithstanding any other provision of this Section 2(c), if an offering for which the Company gives notice pursuant to Section 2(c)(i) is to be underwritten and the representative(s) of the underwriters for the offering advises the Company that marketing factors require a limitation on the amount of securities to be underwritten, (x) the Company shall so advise all holders of Registrable Securities requesting registration pursuant to this Section 2(c) and (y) the amount of Registrable Securities requested to be offered may be excluded or reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such representative(s) of the underwriters; provided that the amount of securities entitled to be included in the registration and underwriting shall be allocated first to the securities being sold for the Company’s own account (based on the number of such securities specified in the notice given by the Company pursuant to Section 2(c)(i)) and then to the Registrable Securities (allocated among the participating holders in proportion to the Registrable Securities requested to be registered thereby in such offering).

(iv) The Company may withdraw its notice of proposed registration given pursuant to Section 2(c)(i) at any time by giving written notice to each Holder, whereupon the Company shall not be required to cause such proposed registration to be effected.

(v) In the event of a conflict between the cut-back provisions contained in Sections 2(c)(i)-(iii) and the cut-back provisions contained in Section 4(b) of that certain Registration Rights Agreement entered into by the parties on July 18, 2007 (the “Prior Registration Rights Agreement”), Section 4(b) of the Prior Registration Rights Agreement shall control. In the event of any other conflict between this Agreement and the Prior Registration Rights Agreement, the provisions of this Agreement shall control.

(d) Registration Procedures. Upon receipt of a request for registration of Registrable Securities pursuant to Section 2(a), 2(b) or 2(c) the Company will thereupon use its best efforts to effect the registration of the Registrable Securities that are the subject of such request as expeditiously as possible, subject to the provisions of Section 2(a), 2(b) or 2(c) and in connection therewith:

(i) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof; the Company will include in such registration statement all information that any holder of such Registrable Securities (collectively, the “Participating Holders”) shall reasonably request for the purpose of conforming such registration statement to the requirements of applicable law or of correcting any material misstatement or omission therein; and the Company will use its best efforts to cause such filed registration statement to become and remain effective until the securities covered by such registration statement are sold but not for more than 120 days from the date such registration statement becomes effective (except in the case of an offering pursuant to Rule 415 under the Securities Act, in which case, the applicable period shall be two years).

(ii) Prior to filing such registration statement or any amendment or supplement thereto, the Company will furnish to the Participating Holders, their counsel and to each managing underwriter, if any, copies thereof, and thereafter furnish to the Participating Holders, their counsel and to each managing underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) in the prospectus included in such registration statement (including each preliminary prospectus) as the Participating Holders, their counsel or any managing underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

(iii) After the filing of the registration statement, the Company will promptly notify each Participating Holder of any stop order issued or, to the Company’s knowledge, threatened to be issued by the Commission and take all reasonable actions as soon as practicable to prevent the entry of such stop order or to remove it if entered.

(iv) The Company will use its best efforts to register or qualify the Registrable Securities to be offered by the Participating Holders for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as any Participating Holder shall reasonably request; provided that the Company will not be required to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

(v) At any time when a prospectus relating to a sale of Registrable Securities is required by law to be delivered in connection with sales by an underwriter or dealer, the Company will promptly notify each Participating Holder of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the

Company will promptly make available to each Participating Holder and to the underwriters any such supplement or amendment. Upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, the Holder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Holder and the underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies then in the Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the 120-day period during which such registration statement is required to be maintained effective as provided in Section 2(d)(i) shall be extended by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Holder such supplemented or amended prospectus.

(vi) The Company will enter into customary agreements (including an underwriting agreement in customary form if the offering is to be underwritten) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

(vii) The Company will furnish to each Participating Holder and to each underwriter a signed counterpart, addressed to the Participating Holder or underwriter, of (x) an opinion or opinions of counsel to the Company and (y) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and reasonably satisfactory in form and substance to each Participating Holder and underwriter, and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as any Participating Holder or the managing underwriter or underwriters reasonably request.

(viii) The Company will use its best efforts to comply with all applicable rules and regulations of the Commission, and will make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 10(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(ix) The Company will use its best efforts to cause all Registrable Securities registered pursuant to this Section 2 to be listed on each securities exchange on which securities issued by the Company of the same class as such Registrable Securities are then listed or to cause such Registrable Securities to be quoted on the Nasdaq Global Market if other securities issued by the Company of the same class are quoted thereon.

(x) The Company will promptly notify each Participating Holder and the managing underwriter or underwriters, if any, (A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) of any request by the Commission for any amendment or supplement to the registration statement or the prospectus or for additional information; and (C) of the receipt by the

Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws or any jurisdiction or the initiation or threat of any proceeding for such purpose.

(xi) The Company will make available for inspection by a representative of a Participating Holder, by any underwriter participating in any disposition pursuant to the registration and by any attorney or accountant retained by a Participating Holder or underwriters (each, an “Inspector”) such financial and other records, pertinent corporate documents and properties of the Company as the Company may reasonably request (the “Records”), and the Company will cause the officers, directors and key employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration.

(xii) The Company may require any Participating Holder to furnish in writing to the Company such information regarding the Participating Holder, as the case may be, the plan of distribution of the Registrable Securities and other information as may be legally required, as the Company may from time to time reasonably request in writing.

(xiii) As a condition to the inclusion of Registrable Securities owned by any Participating Holder in a registration pursuant to Sections 2(a) or 2(b), each such Participating Holder shall, if reasonably requested by the Company or by the representative(s) of the underwriters (if any) for such registered offering, agree to deliver to the Company and such representative(s) a legal opinion of such holder’s counsel, covering such matters customarily requested of selling shareholders in connection with a public offering of Shares as the Company or such representative(s) may reasonably request and in a form reasonably satisfactory to the Company or such representative(s), upon the closing of such offering.

(e) Registration Expenses. The entire costs and expenses of any registration and qualification pursuant to this Section 2 shall be borne by the Company. Such costs and expenses shall include (i) all costs and expenses incident to the preparation, printing and filing of the registration statement and all amendments and supplements thereto, including all reasonable word processing, duplicating and printing expenses, (ii) all registration and filing fees payable to the Commission or the National Association of Securities Dealers, Inc., (iii) all fees and expenses (including reasonable fees and expenses of counsel) of compliance with securities or blue sky laws, (iv) the fees and expenses of counsel for the Company, of its independent accountants and of any other experts retained by the Company, (v) the reasonable fees and expenses of one firm of counsel to represent the Participating Holders in connection with such registration and qualification, (vi) the cost of furnishing a reasonable number of copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the Registrable Securities, (vii) all necessary and appropriate messenger and delivery expenses and (viii) all fees and expenses incurred in connection with any listing of the Registrable Securities on any securities exchange or providing for the quotation of the Registrable Securities on the NASDAQ Global Market; provided that each Participating Holder shall pay any underwriting fees, discounts or commissions attributable to the sale of its Registrable Securities.

(f) Indemnification by the Company. In the event of any registration pursuant to Section 2(a), (b) or (c) hereof, the Company agrees to indemnify and hold harmless each Participating Holder, its officers and directors, and each Person, if any, who controls any Participating Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement of omission or alleged untrue statement or omission based upon information relating to the Participating Holder or the plan of distribution furnished in writing to the Company by the Participating Holder expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Participating Holder provided in this Section 2(f).

(g) Indemnification by the Participating Holder. Each Participating Holder agrees to indemnify and hold harmless the Company, its officers and members of its Board of Directors, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Participating Holder, but only with reference to information relating to such Participating Holder or the plan of distribution furnished in writing by the Participating Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Participating Holder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters, if requested by such underwriters, on substantially the same basis but only with reference to information relating to such Participating Holder or the plan of distribution furnished in writing by the Participating Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

(h) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2(f) or 2(g), such Person (the “Indemnified Party”) shall promptly notify the Person against whom such Indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than two separate firms of attorneys (in addition to any legal counsel to such Indemnifying Party) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Parties shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent, or if there by a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

(i) Lock Up. In connection with an underwritten public offering of Shares of the Company registered pursuant to the Securities Act, if the managing underwriter for such registration shall so request, the holders of Registrable Securities shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those Shares included in such registration) without the prior written consent of the Company for a period designated by the Company in writing to the holders of Registrable Securities, which period shall begin not more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 90 days after the effective date of such registration statement; provided that no holder of Registrable Securities shall be subject to such restriction unless all of the officers, directors and Affiliates of the Company are subject to, and remain subject to, the same restrictions.

III Assistance in Disposition of Holder’s Shares.

Notwithstanding any other provision herein, in the event that it becomes unlawful for any Holder to continue to hold the Shares, in whole or in part, or some or all of the Shares held by it, or restrictions are imposed on any Holder by any statute, regulation or governmental authority which, in the judgment of such Holder, make it unduly burdensome to continue to hold the Shares, such Holder may sell or otherwise dispose of its Shares, and the Company agrees to provide reasonable assistance to such Holder in disposing of such Shares in a prompt and orderly manner and, at the request of such Holder, to provide (and authorize such Holder to provide) financial and other information concerning the Company to any prospective purchaser of the Shares owned by such Holder.

IV Securities Filings; Rules 144.

The Company will (i) file any reports required to be filed by it under the Securities Act, the Exchange Act or the rules and regulations adopted by the Commission thereunder, (ii) use its best efforts to cooperate with each Holder of Shares in supplying such information concerning the Company as may be necessary for the Holders to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Shares, (iii) take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (iv) upon the request of the Holders, deliver to the Holders a written statement as to whether it has complied with such reporting requirements; provided that this Section 4 shall not require the Company to make any filing under the Securities Act or Exchange Act which the Company is not otherwise obligated to make.

V Obtaining of Governmental Approvals and Stock Exchange Listings.

The Company will, at its own expense, obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations hereunder.

VI Competing Registration Rights.

The Company shall not, without the prior written consent of a majority of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 2, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the number of Shares held by the Holders or within 270 days of the effective date of any registration effected pursuant to Section 2.

VII Lost, Mutilated or Missing Shares.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Share certificate, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company (in the case of any Holder its unsecured, unbonded agreement of indemnity or affidavit of loss shall be sufficient), the Company shall execute and deliver new Share certificates of like tenor and evidencing the same aggregate number of Shares.

VIII Waivers; Amendments.

Any provision of this Agreement may be amended or waived with (but only with) the written consent of the Company and a majority of the Holders. Any amendment or waiver effected in compliance with this Section 8 shall be binding upon the Company and the Holder. The Company shall give prompt notice to the Holder of any amendment or waiver effected in compliance with this Section 8. No failure or delay of the Company or the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and each Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

IX Successors and Assigns.

All the provisions of this Agreement by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

X Severability.

In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

XI Notices.

Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows: (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Holders and (b) if to the Holders, addressed to such address set forth below its signature hereon and as the Holders may hereafter from time to time notify to the Company for the purposes of notice hereunder.

XII Equitable Remedies.

Without limiting the rights of the Company and the Holders to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Holders each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

XIII Legend.

Each certificate for Shares, until such Shares are registered under the Securities Act, shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS,

UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Any certificate for Shares issued at any time in exchange or substitution for any certificate bearing such legend (unless at that time such Shares are registered under the Securities Act) shall also bear such legend unless, in the written opinion of counsel selected by the holder of such certificate (who may be an employee of such holder), which counsel and opinion shall be reasonably acceptable to the Company, the Shares represented thereby need no longer be subject to restrictions on resale under the Securities Act.

XIV	Governing Law.

THIS REGISTRATION RIGHTS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

XV	Miscellaneous.

A        Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles. When used herein, the term “financial statements” shall include the notes and schedules thereto. References to fiscal periods are to fiscal periods of the Company.

B        Computation of Time Periods. With respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Periods of days shall be counted in calendar days unless otherwise stated.

C        Construction. Unless the context requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference to this Agreement includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

D        No Presumption Against Any Party. Neither this Agreement nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

E        Section Headings. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized signatory as of the day and year first above written.

BROOKE CREDIT CORPORATION, a Delaware corporation

By
Name:	Michael S. Lowry
Title:	President and Chief Executive Officer

FALCON MEZZANINE PARTNERS II, LP

By:	Falcon Mezzanine Investments II, LLC, its General Partner

By:
Name:	William J. Kennedy Jr.
Title:	Managing Director

FMP II CO-INVESTMENT, LLC

By:
Name:	William J. Kennedy Jr.
Title:	Managing Director

JZ EQUITY PARTNERS PLC

By:
Name:	David W. Zalaznick
Title:	Investment Advisor/ Authorized Signatory

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